UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 10, 2011

BERRY PETROLEUM COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-9735	77-0079387
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Broadway, Suite 3700, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 999-4400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Election of Directors; Appointment of Principal Officers

Berry Petroleum Company announced that Stephen J. Hadden and Michael S. Reddin have been elected to the Board of Directors, effective February 10, 2011.

Mr. Hadden has over 30 years experience in the oil and gas industry, having served in various management roles for Texaco and Chevron Texaco.  More recently, Mr. Hadden was Executive Vice President of Worldwide Exploration and Production for Oklahoma City-based Devon Energy Corporation.  He has served on numerous oil and gas industry and charitable boards.  Mr. Hadden holds a B.S. degree in chemical engineering from Pennsylvania State University.

Mr. Reddin is currently president and chief executive officer of Davis Petroleum Corporation, headquartered in Houston, Texas.  Prior to that, he was president and chief executive officer of Kerogen Resources, Inc.  Mr. Reddin has been employed in the oil and gas industry since the early 1980s, and has held leadership positions with BP America, Inc., Vastar Resources, Inc. and ARCO Oil & Gas Company.  Mr. Reddin graduated from Texas A&M University with a B.S. degree in mechanical engineering.

Item 7.01.     Regulation FD Disclosure

The Company issued a news release on February 10, 2011, which announced the appointment of Mr. Hadden and Mr. Reddin to the Board of Directors. A copy of the news release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01.   Financial Statements and Exhibits

(c) Exhibits

99.1 News Release by Berry Petroleum Company dated February 10, 2011, titled “Berry Petroleum Company Names Stephen J. Hadden and Michael S. Reddin to Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY

By:	/s/ Davis O. O’Connor
Davis O. O’Connor
Corporate Secretary

Date: February 10, 2011